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                                                                  EXECUTION COPY

                                                                    EXHIBIT 10.3

                    INTERCREDITOR AND SUBORDINATION AGREEMENT

            This Intercreditor and Subordination Agreement is entered into as of April 1, 2005, among ABLECO FINANCE LLC in its capacity as the Senior Lender (as hereinafter defined) and the Term Loan B Lender (as hereinafter defined) and Tudor BVI Global Portfolio Ltd., Raptor Global Portfolio Ltd., and Tudor Arbitrage Partners L.P. (collectively, the "Tudor Noteholders") and EFG Eurofinancial Investment Company (the "EFG Noteholder", and together with the Tudor Noteholders, each a "Junior Noteholder" and collectively, the "Junior Noteholders"), in light of the following:

                                    RECITALS

            A. enherent Corp., a Delaware corporation (the "Parent"), and each Subsidiary of the Parent listed as a borrower on the signature pages thereto (together with the Parent, each a "Borrower" and collectively, the "Borrowers") are entering into that certain Amended and Restated Financing Agreement dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, including any replacement agreement therefor, the "Senior Loan Agreement").

            B. Concurrently herewith, as security for the prompt payment and performance of the Senior Indebtedness (as hereinafter defined), each Borrower is entering into certain security agreements, pledge agreements, collateral assignments and other security documents (collectively, the "Senior Security Documents") pursuant to which each Borrower is granting a lien on and a security interest in all of its assets (the "Collateral") to the Senior Lender.

            C. Concurrently herewith, the Borrowers are making those certain Subordinated Notes, dated the date hereof (the "Junior Notes"), in favor of the EFG Noteholder and the Tudor Noteholders, which Junior Notes are being made in respect of a Preferred Stock Agreement, dated October 28, 2004 by and between the Parent and the Junior Noteholders pursuant to which each Junior Noteholder has agreed to tender its Series A Preferred Stock of the Parent in exchange for common stock of the Parent and a Junior Note.

            D. Concurrently herewith, (i) as security for the prompt payment and performance of the Junior Indebtedness (as hereinafter defined), each Borrower is entering into certain security agreements and pledge agreements (the "Junior Security Documents") pursuant to which each Borrower is granting a lien on and a security interest in all of its assets to the Junior Noteholders.

            E. The Senior Lender, the Term Loan B Lender, and the Junior Noteholders wish to agree as to the priority of the repayment of the Senior Indebtedness (as hereinafter defined) and the Junior Indebtedness (as hereinafter defined), and the rights of each with respect thereto, and as to their respective liens upon and security interests in the Collateral (as hereinafter defined) and as to certain other rights, priorities, and interests as between and among the Senior Lender and the Junior Creditors (as hereinafter defined).

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                                    AGREEMENT

            In consideration of the foregoing, the mutual covenants contained herein, and for other good and valuable consideration, the receipt of which the Senior Lender and the Junior Noteholders hereby acknowledge, the Senior Lender and the Junior Noteholders hereby agree as follows:

            1.    Definitions and Rules of Construction.

            (a) Definitions. The following terms, as used in this Agreement, shall have the following meanings:

                  "Accounts" and "Investment Property" shall have the meanings assigned to them under Article 9 of the UCC.

                  "Agreement" means this Intercreditor and Subordination Agreement together with any and all amendments, extensions, modifications, riders, addenda, exhibits, and schedules hereto.

                  "Bankruptcy Case" means any proceeding commenced by or against any Obligor, under any provision of the Bankruptcy Code or under any other federal or state bankruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other similar relief, and all converted or succeeding cases in respect thereof.

                  "Bankruptcy Code" means the United States Bankruptcy Code (11 U.S.C. Section 101, et seq.), as amended, and any successor statute.

                  "Books" means any Obligor's now owned or hereafter acquired books and records (including all of its Records indicating, summarizing, or evidencing its assets (including the Collateral) or liabilities, all of its Records relating to its business operations or financial condition, and all of its goods or General Intangibles related to such information).

                  "Borrower" and "Borrowers" have the meanings set forth in the Preamble to this Agreement.

                  "Business Day" means any day that is not a Saturday, Sunday or other day on which national banks are authorized or required to close.

                  "Collateral" means all of each Obligor's presently existing and hereafter acquired personal property, including, without limitation, such Obligor's Accounts, Books, deposit accounts, Equipment, General Intangibles, Inventory, Investment Property and Negotiable Collateral; all proceeds and insurance proceeds of the foregoing; all money or other assets of each Obligor that now or hereafter come into the possession, custody, or control of a Secured Creditor; and the proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance covering any or all of the foregoing, and any and all Accounts, Books, Equipment, General Intangibles, Inventory, Investment Property, Negotiable

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Collateral, money, deposit accounts, or other tangible or intangible property resulting from the sale, exchange, collection, or other disposition of any of the foregoing, or any portion thereof or interest therein.

                  "Collateral Agency and Intercreditor Agreement" means the Collateral Agency and Intercreditor Agreement, dated as of the date hereof, by and among Tudor BVI Portfolio Ltd. as agent for the Junior Noteholders, the Junior Noteholders and Borrowers.

                  "Controlling Junior Creditors" means at any time the Junior Creditors holding at least 51% of the outstanding principal balance of the Junior Indebtedness, excluding, however, any Junior Noteholder that owns an equity interest in any Borrower of any form or type.

                  "Documents" means, collectively, the Senior Documents and the Junior Documents.

                  "EFG Note" means that certain subordinated secured promissory note made by Parent in favor of EFG Eurofinancial Investment Company dated April 1, 2005 in the original principal amount of $187,500.

                  "Equipment" means all of Obligors' now owned or hereafter acquired right, title, and interest with respect to equipment (including gaming equipment), machinery, machine tools, motors, furniture, furnishings, fixtures, vehicles (including motor vehicles), vessels, tools, parts, goods (other than consumer goods, farm products, or Inventory), wherever located, including all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing.

                  "General Intangibles" means all of each Obligor's now owned or hereafter acquired right, title, and interest with respect to general intangibles (including payment intangibles, contract rights, rights to payment, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, patents, trade names, trademarks, servicemarks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, infringement claims, computer programs, information contained on computer disks or tapes, software, literature, reports, catalogs, money, deposit accounts, insurance premium rebates, tax refunds, and tax refund claims), and any and all supporting obligations in respect thereof, and any other personal property other than goods, Accounts, Investment Property, and Negotiable Collateral.

                  "Inventory" means all of each Obligor's now owned or hereafter acquired right, title, and interest with respect to inventory, including goods held for sale or lease or to be furnished under a contract of service, goods that are leased by any Obligor as lessor, goods that are furnished by any Obligor under a contract of service, and raw materials, work in process, or materials used or consumed in any Obligor business.

                  "Junior Creditors" mean each Junior Noteholder and the Term Loan B Lender.

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                  "Junior Documents" means the EFG Note, the Tudor Notes, the
Junior Security Documents, the Collateral Agency and Intercreditor Agreement and the Term Loan B Documents.

                  "Junior Indebtedness" means any and all presently existing or hereafter arising indebtedness, claims, debts, liabilities, obligations, interest, fees and expenses of the Obligors owing to (i) each Junior Noteholder pursuant to the Junior Documents and (ii) the Term Loan B Lender in respect of the Term Loan B Indebtedness, in each case, whether direct or indirect, whether contingent or of any other nature, character, or description (including all interest and other amounts accruing after commencement of any Bankruptcy Case, and any interest and other amounts that, but for the provisions of the Bankruptcy Code, would have accrued and become due or otherwise would have been allowed), and any refinancings, renewals, refundings, or extensions of such amounts.

                  "Junior Noteholder" has the meaning set forth in the preamble to this Agreement.

                  "Junior Notes" means, collectively, the EFG Note and the Tudor Notes.

                  "Junior Security Documents" has the meaning set forth in the Recitals to this Agreement.

                  "Loan Documents" has the meaning set forth for such term in the Senior Loan Agreement.

                  "Negotiable Collateral" means all of each Obligor's now owned and hereafter acquired right, title, and interest with respect to letters of credit, letter of credit rights, instruments, promissory notes, drafts, documents, and chattel paper (including electronic chattel paper and tangible chattel paper), and any and all supporting obligations in respect thereof.

                  "Obligors" means collectively each Borrower.

                  "Paid in Full" means the indefeasible final payment in full in cash of all such Senior Indebtedness in accordance with the Senior Documents with respect to such Senior Indebtedness and such payment shall not be subject to defeasance, disgorgement, repayment or return for any reason whatsoever.

                  "Pro Rata Share" means, with respect to any Junior Creditor's share of Collateral proceeds after the Senior Indebtedness has been Paid in Full, the percentage obtained by dividing (i) the amount due and owing to such Junior Creditor with respect to its portion of the Junior Indebtedness then outstanding, by (ii) the aggregate amount due and owing to all of the Junior Creditors with respect to all outstanding Junior Indebtedness.

                  "Record" means information that is inscribed on a tangible medium or which is stored in an electronic or other medium and is retrievable in perceivable form.

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                  "Secured Creditor" means any of the Senior Lender or the
Junior Creditors, or any successor or assignee of any of them, or any future holder of Senior Indebtedness or Junior Indebtedness, respectively.

                  "Secured Creditor Remedies" means any action by a Secured Creditor in furtherance of the sale, foreclosure, realization upon, or the repossession or liquidation of any of the Collateral, including, without limitation: (i) the exercise of any remedies or rights of a "Secured Creditor" under Article 9 of the UCC, such as, without limitation, the notification of account debtors; (ii) the exercise of any remedies or rights as a mortgagee or beneficiary (or by the trustee on behalf of the beneficiary), including, without limitation, the appointment of a receiver, or the commencement of any foreclosure proceedings or the exercise of any power of sale, including, without limitation, the placing of any advertisement for the sale of any Collateral;
(iii) the exercise of any remedies available to a judgment creditor; (iv) the exercise of any rights of forfeiture, recession or repossession of any assets, or (v) any other remedy available in respect of the Collateral available to such Secured Creditor under any Document to which it is a party or under applicable law, provided that Secured Creditor Remedies shall not include any action taken by a Secured Creditor solely to (A) correct any mistake or ambiguity in any Documents or (B) remedy or cure any defect in or lapse of perfection of the lien of a Secured Creditor in the Collateral.

                  "Secured Creditors' Indebtedness" means, collectively, the Senior Indebtedness and the Junior Indebtedness.

                  "Senior Documents" means, collectively, the Senior Loan Agreement, the Senior Security Documents, any other Loan Document and any other document instrument or agreement now existing or in the future entered into evidencing, documenting, securing or otherwise relating to the Senior Indebtedness or the Collateral, together with, to the extent not prohibited by
Section 14(a) of this Agreement, any amendments, replacements, substitutions, or restatements thereof.

                  "Senior Indebtedness" means any and all presently existing or hereafter arising indebtedness, claims, debts, liabilities, obligations, interest, expenses and fees of the Obligors owing to the Senior Lender under the Senior Documents, whether direct or indirect, whether contingent or of any other nature, character, or description (including all interest and other amounts accruing after commencement of any Bankruptcy Case, and all interest and other amounts that, but for the provisions of the Bankruptcy Code, would have accrued and become due or otherwise would have been allowed), and any refinancings, renewals, refundings, replacements, or, to the extent permitted in Section 14(a) hereof, extensions of such amounts, provided, that, for purposes of this Agreement, the term "Senior Indebtedness" shall not include the Term Loan B Indebtedness or any refinancing, renewal, refunding, replacement, or extension thereof.

                  "Senior Lender" has the meaning set forth in the preamble to this Agreement and shall include all subsequent holders of the Senior Indebtedness, including any lender or group of lenders that any time refinances, renews, refunds or replaces the Senior Indebtedness.

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                  "Senior Loan Agreement" has the meaning set forth in the
Recitals to this Agreement.

                  "Senior Security Documents" has the meaning set forth in the Recitals to this Agreement.

                  "Specified Collateral" has the meaning set forth in Section 12 of this Agreement.

                  "Term Loan B" has the meaning set forth for such term in the Senior Loan Agreement.

                  "Term Loan B Documents" means, collectively, the Senior Loan Agreement, the Senior Security Documents, any other Loan Document and any other document instrument or agreement now existing or in the future entered into evidencing, documenting, securing or otherwise relating to the Term Loan B Indebtedness or the Collateral as it relates to the Term Loan B Lender, together with, to the extent not prohibited by Section 14(a) of this Agreement, any amendments, replacements, substitutions, or restatements thereof.

                  "Term Loan B Indebtedness" means any and all presently existing or hereafter arising indebtedness, claims, debts, liabilities, obligations, interest, expenses and fees of the Obligors owing to the Term Loan B Lender pursuant to the Senior Documents with respect to the Term Loan B.

                  "Term Loan B Lender" means ABLECO Finance LLC solely in its capacity as the holder of the Term Loan B Indebtedness.

                  "Tudor Notes" means those certain subordinated secured promissory notes, each dated April 1, 2005, made by Parent (i) in favor of Tudor BVI Global Portfolio Ltd. in the original principal amount of $731,776.32, (ii) in favor of Raptor Global Portfolio Ltd., in the original principal amount of $455,953.87, and (iii) in favor of Tudor Arbitrage Partners L.P. in the original principal amount of $224,769.81.

                  "UCC" means the Uniform Commercial Code as adopted in the State of New York, or in such other jurisdiction as governs the perfection of the liens and security interests in the Collateral for the purposes of the provisions hereof relating to such perfection or effect of perfection.

                  (b) UCC Definitions. All other capitalized terms used in this Agreement that are defined in the UCC shall have the meanings given to them in the UCC unless otherwise expressly defined herein.

                  (c)   Other Definitional Provisions. When used in this
Agreement: (i) the words "herein," "hereof," and "hereunder" and words of similar import shall refer to this Agreement as a whole and not to any provision of this Agreement; (ii) the words "include," "includes," and "including" are not limiting; the word "or" has, except where otherwise required by the context, the inclusive meaning represented by the phrase "and/or"; (iii) unless otherwise

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specified, the words "Section," "Schedule" and "Exhibit" refer to Sections of, and Schedules and Exhibits to, this Agreement unless otherwise specified; and
(iv) the singular number includes the plural, and vice versa, whenever the context so requires.

            2.    Subordination of Junior Indebtedness.

                  2.1 Blockage of Payments to the Junior Noteholders. (a) No payment in cash or other property or otherwise (excluding securities that are subordinated to the Senior Indebtedness to the same extent as, or more deeply than, the Junior Indebtedness is subordinated to the Senior Indebtedness pursuant to this Agreement) on account of any Junior Indebtedness owing to any Junior Creditor shall be made by or on behalf of the Obligors, and the Junior Creditors will not ask, demand, sue for, take, or receive any such payment, directly or indirectly, from or on behalf of the Obligors, if at the time of such payment or immediately after giving effect thereto there shall have occurred and be continuing an Event of Default (as defined in any Senior Loan Document).

                  (b) If at any time following a blockage of payments to the Junior Creditors pursuant to paragraph (a) of this Section 2.1 (the "Payment Blockage Period"), the Junior Creditors are no longer prohibited from receiving any payments with respect to the Junior Indebtedness by Section 2.1(a), the Junior Creditors shall be entitled to receive, upon the expiration of the applicable Payment Blockage Period, all payments with respect to the Junior Indebtedness that have been blocked, and any late payment charges, together with any default interest to the extent provided for by the applicable Junior Documents provided that, notwithstanding anything to the contrary contained in the Junior Documents, the Borrowers shall be permitted to pay and the applicable Junior Creditor shall be entitled to receive, only accrued interest on and scheduled principal amortization payments in respect of the Junior Indebtedness pursuant to the terms of the applicable Junior Documents as in effect on the date hereof.

                  (c) Nothing contained in this Section 2.1 shall be deemed to prohibit or restrict the Junior Creditors from exercising its rights and remedies not prohibited under this Agreement, so long as any payment or distribution of cash, assets or securities of any Obligor received by any such Junior Creditor pursuant to such exercise of rights and remedies prior to all Senior Indebtedness being Paid in Full shall be held by the applicable Junior Creditor in trust for and paid over to the Senior Lender for application to the Senior Indebtedness until such Senior Indebtedness is Paid in Full.

                  2.2 Prohibition of Payments of Junior Indebtedness on Acceleration or in Bankruptcy Case. (a) Upon (i) any acceleration of the principal amount due on any Junior Indebtedness or (ii) any payment or distribution of assets of any Obligor, of any kind or character, whether in cash, property or securities, following commencement of a Bankruptcy Case, all amounts due or to become due upon all Senior Indebtedness shall first be Paid in Full, before any payment is made on account of any of the Junior Indebtedness; and following commencement of a Bankruptcy Case, any payment or distribution of assets of any Obligor of any kind or character, whether in cash, property or securities, to which any Junior Creditor would be entitled, except for the provisions hereof, shall be paid by any Obligor or any other person making such payment or distribution, or by the applicable Junior Creditor if received by them,

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directly to the Senior Lender, to the extent necessary to result in all
Senior Indebtedness being Paid in Full, before any payment or distribution is made to the Junior Creditors.

                  (b)   In any Bankruptcy Case by or against any Obligor,

                        (i) the Senior Lender may, and is hereby irrevocably authorized and empowered (in its own name or in the name of the applicable Junior Creditors or otherwise), but shall have no obligation, to, (A) demand, sue for, collect and receive every payment or distribution referred to in this
Section 2.2 and give acquittance therefor and (B) file claims and proofs of claim in respect of the Junior Indebtedness and take such other action (including, without limitation, voting the Junior Indebtedness or enforcing any security interest or other lien securing payment of the Junior Indebtedness) as the Senior Lender may reasonably deem necessary or advisable for the exercise or enforcement of any of the rights or interests of the Senior Lender hereunder, provided that the Senior Lender may only file claims and proofs of claims in respect of the Junior Indebtedness (except for the Junior Indebtedness owing to the Senior Lender in respect of the Term Loan B Indebtedness) if (1) the Junior Noteholders have failed to file such claims and proofs of claim and (2) there shall remain not more than 30 days before such action is barred, prohibited or otherwise cannot be taken; and

                        (ii) the Junior Creditors will duly and promptly take such action as the Senior Lender may reasonably request (A) to collect the Junior Indebtedness for the account of the Senior Lender and to file appropriate claims or proofs of claim with respect thereto, (B) to execute and deliver to the Senior Lender such powers of attorney, assignments or other instruments as the Senior Lender may request in order to enable it to enforce any and all claims with respect to, and any security interests and other liens securing payment of, the Junior Indebtedness, and (C) to collect and receive for the account of the Senior Lender any and all payments or distributions which may be payable or deliverable upon or with respect to the Junior Indebtedness.

                  2.3 Payments Held in Trust/Turnover. In the event that, notwithstanding the foregoing, any payment or distribution of assets of any Obligor, whether in cash, property or securities, prohibited by this Agreement shall be received by any Junior Creditor before all Senior Indebtedness is Paid in Full, such payment or distribution shall be held in trust for the benefit of and shall be paid over to or delivered to the Senior Lender, until all such Senior Indebtedness shall have been Paid in Full.

                  2.4 Subrogation, Etc. No payment or distribution to the Senior Lender pursuant to the provisions of this Agreement shall entitle the Junior Creditors to exercise any rights of subrogation, contribution, reimbursement or indemnity in respect thereof until all Senior Indebtedness shall have been Paid in Full. After the Senior Indebtedness has been Paid in Full, the Junior Creditors shall be subrogated to the rights of the Senior Lender to receive payments or distributions of assets of the Obligors applicable to the Senior Indebtedness until all amounts owing in respect of the Junior Indebtedness shall be Paid in Full, and for the purpose of such subrogation, no such payments or distributions to the Senior Lender by or on behalf of the Obligors or by or on behalf of the Junior Creditors by virtue of this Agreement which otherwise would have been made to the Junior Creditors shall, as among the Obligors, their creditors other than the Senior Lender and the Junior Creditors, be deemed to be payment by the Obligors to or

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on account of the Senior Indebtedness, it being understood that the above provisions relating to subordination are solely for the purpose of defining the relative rights of the Senior Lender on the one hand, and the Junior Creditors, on the other hand.

            3. Permitted Liens and Relative Priorities. As among the Secured Creditors, and notwithstanding the terms (including the description of Collateral), dating, execution, or delivery of any document, instrument, or agreement; the time, order, method, or manner of granting, or perfection of any security interest or lien; the time of filing or recording of any financing statements, assignments, deeds of trust, mortgages, or any other documents, instruments, or agreements under the UCC or any other applicable law; and any provision of the UCC or any other applicable law to the contrary, the Secured Creditors agree:

                  (a) The Senior Lender shall have a first priority security interest in and lien upon the Collateral;

                  (b) The Junior Creditors shall have a second priority security interest in and lien upon the Collateral; and

                  (c) All proceeds of the Collateral realized upon the exercise of any Secured Creditor Remedies shall be applied, first, to the Senior Indebtedness until the Senior Indebtedness has been Paid in Full, and second to the Junior Indebtedness in accordance with the Pro Rata Shares of the Junior Creditors.

            For purposes of the foregoing allocation of priorities, any claim of a right to a setoff shall be treated in all respects as a security interest and no claimed right of setoff shall be asserted to defeat or diminish the rights or priorities provided for herein.

            4. No Alteration of Priority. The lien and security interest priorities provided in Section 3 shall not be altered or otherwise affected by any amendment, modification, supplement, extension, renewal, restatement or (to the extent permitted in Section 14(a) hereof) refinancing of any of the Senior Indebtedness or any Junior Indebtedness nor by any action or inaction which any Secured Creditor may take or fail to take in respect of the Collateral. The Secured Creditors consent to Obligors' granting to each other Secured Creditor the liens and security interests reflected in Section 3.

            5. Perfection. Each of the Secured Creditors shall be solely responsible for, and nothing herein shall prohibit any Secured Creditor from, perfecting and maintaining the perfection of its lien or security interest in any of the Collateral in which such party has been granted a lien or security interest. The provisions of this Agreement are intended solely to govern the respective priorities as among the Secured Creditors. Each Secured Creditor agrees that it will not directly or indirectly take any action to contest or challenge the validity, legality, perfection, priority, availability, or enforceability of the liens of any other Secured Creditor upon the Collateral or seek to have the same avoided, disallowed, set aside, or otherwise invalidated in any judicial proceeding or otherwise.

            6.    Exercise of Remedies; Management of Collateral.
Notwithstanding anything to the contrary contained in any of the Documents:

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                  (a)   Until all Senior Indebtedness has been Paid in Full: (i)
the Senior Lender shall have the exclusive right to manage, perform, and enforce the terms of the Senior Documents with respect to the Collateral and to exercise and enforce all privileges and rights thereunder in its sole discretion, including, without limitation, the exclusive right to enforce or settle insurance claims with respect to Collateral, take or retake control or possession of Collateral and to hold, prepare for sale, process, sell, lease, dispose of, or liquidate Collateral; (ii) the Junior Creditors shall not exercise any Secured Creditor Remedies with respect to Collateral; and (iii) any and all proceeds of Collateral which shall come into the possession, control, or custody of the Junior Creditors will be deemed to have been received for the account of the Senior Lender and shall be immediately paid over to the Senior Lender. In connection with the provisions of clause 6(a)(i) above, the Junior Creditors waive any and all rights to affect the method or challenge the appropriateness of any action by the Senior Lender with respect to the Collateral, and waive any claims or defenses they may have against the Senior Lender, including any such claims or defenses based on any actions or omissions of any such person in connection with the perfection, maintenance, enforcement, foreclosure, sale, liquidation or release of any lien or security interest therein, or any modification or waiver of any Senior Documents.

                  (b) After all Senior Indebtedness has been Paid in Full, the parties hereto agree that the management, performance and enforcement of the terms of the Junior Documents with respect to the Collateral shall be exercised and enforced by the applicable Junior Creditor solely upon the written direction of the Controlling Junior Creditors.

                  (c) The rights and priorities set forth in this Agreement shall remain binding irrespective of the terms of any plan of reorganization in a Bankruptcy Case or other provisions of the Bankruptcy Code or any similar federal or state statute.

            7.    Sale of Collateral.

                  (a) Until the Senior Indebtedness has been Paid in Full: (i) only the Senior Lender shall have the right to restrict or permit, or approve or disapprove, the sale, transfer or other disposition of the Collateral; and (ii) the Junior Creditors will, immediately upon the request of the Senior Lender, release or otherwise terminate its liens and security interests upon the Collateral (subject to the proviso below), to the extent such Collateral is sold or otherwise disposed of by any Obligor with the consent of the Senior Lender in accordance with the Senior Documents, and the Junior Creditors will immediately deliver such release documents as the Senior Lender may require in connection therewith; provided, however, that if any such sale or disposition results in a surplus after the Senior Indebtedness has been fully Paid in Full, the Senior Lender shall pay to each Junior Creditor its Pro Rata Share of such surplus, for application in accordance with the terms of the applicable Documents.

                  (b) After all Senior Indebtedness has been paid in full the Junior Creditors shall act on its rights to restrict or permit, approve or disapprove at the direction of the Controlling Junior Creditors.

                  (c) At no time shall any Junior Creditor take any action prejudicial to or inconsistent with Senior Lender's rights and senior priority secured position with respect to the

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Obligors or the assets or property of the Obligors including, without limitation, that the Junior Creditors shall not take any action that will impede, interfere with, restrict, or restrain the exercise by the Senior Lender of its rights and remedies under the Senior Documents. If any Junior Creditor shall attempt any Secured Creditor Remedies or attempt any other action prohibited or restricted under this Agreement, any Obligor or the Senior Lender may interpose as a defense or plea the making of this Agreement and the Senior Lender may intervene and interpose such defense in its name or in the name of any Obligor and any Obligor or the Senior Lender may by virtue of this Agreement restrain the enforcement thereof in the name of any Obligor or the Senior Lender. Notwithstanding anything to the contrary, any payment or distribution of cash, assets or securities of any Obligor received by any Junior Creditor prior to all Senior Indebtedness being Paid in Full, shall be held by such Junior Creditor in trust for and paid over to the Senior Lender for application to the Senior Indebtedness until such Senior Indebtedness is Paid in Full.

                  (d) This Section 7 shall not be construed in any way to limit or impair the right of (i) any Secured Creditor to bid for and purchase Collateral at any private or judicial foreclosure upon such Collateral initiated by any other Secured Creditor, (ii) the Junior Creditors to join (but not control) any foreclosure or other judicial lien enforcement proceeding with respect to such Collateral initiated by the Senior Lender thereon, so long as it does not delay or interfere with the exercise by the Senior Lender of its rights and (iii) subject to the terms of this Agreement, the right of the Junior Creditors on any Collateral to receive payments from the proceeds of the collection, sale or other disposition of such Collateral.

            8. Sections 9-611 and 9-613 Notice and Waiver of Marshalling. Each Secured Creditor hereby acknowledges that this Agreement shall constitute notice of the other Secured Creditors' respective interests in the Collateral as provided by Sections 9-611, 9-613 of the UCC and each of the Secured Creditors waives any right to compel the other Secured Creditors to marshal any of the Collateral or to seek payment from any particular assets of any Obligor or from any third party.

            9.    Insurance or Condemnation. In the event of the occurrence of a ire or other casualty resulting in damage to all or any portion of any Collateral (collectively, a "Casualty"):

                  (a) the Junior Creditors hereby waive any right to object to any adjustment, compromise, or settlement of any claims approved by the Senior Lender resulting from a Casualty with respect to any Collateral;

                  (b) all proceeds received or to be received on account of a Casualty shall be applied in the manner or manners provided for in the Senior Documents, provided, however, after all Senior Indebtedness has been paid in full, all proceeds received or to be received on account of a Casualty shall be applied in accordance with the Pro Rata Shares of the Junior Creditors and then in the manner or manners provided by the applicable Junior Creditor's Junior Documents; and

                  (c) the Junior Creditors agree to execute and deliver any documents, instruments, agreements or further assurances required to effectuate any of the foregoing.

            10.   Bankruptcy Issues.

                  (a) Except as provided in this Section 10, this Agreement shall continue in full force and effect after the commencement of a Bankruptcy Case (all references herein to Obligors being deemed to apply to Obligors as debtor-in-possession and to a trustee for Obligors' estate in a Bankruptcy
Case), and shall apply with full force and effect with respect to all Collateral acquired by such Obligors, and to all Secured Creditors' Indebtedness incurred by Obligors, subsequent to such commencement.

                  (b) If any Obligor shall become subject to a Bankruptcy Case, and if the Senior Lender shall desire to permit the use of cash collateral or to provide post-petition financing to such Obligor, the Junior Creditors agree as follows: (i) adequate notice to the Junior Creditors shall be deemed to have been provided for such use of cash collateral or post-petition financing if the Junior Creditors receive notice thereof at least three (3) Business Days prior to any hearing on a request to approve such use of cash collateral or post-petition financing; and (ii) no objection will be raised by the Junior Creditors to any such use of cash collateral or such post-petition financing by the Senior Lender, on the grounds of a failure to provide adequate protection for the Junior Creditors' junior liens and security interests in the Collateral, provided that the Junior Creditors are granted the same liens and security interests on the post-petition Collateral that may be granted to or for the benefit of the Senior Lender, junior only to the liens or security interests of the Senior Lender therein. No objection will be raised by the Junior Secured Creditors to the Senior Lender's motion for relief from the automatic stay in any proceeding under the Bankruptcy Code to foreclose on and sell the Collateral.

            11. Notice of Default and Certain Events. Each Secured Creditor shall send written notice to each other Secured Creditor upon the occurrence of any of the following as applicable:

                  (a) the declaration of any default under such Secured Creditor's Documents, or the acceleration of any of such Secured Creditor's Indebtedness; or

                  (b) the commencement of any sale or liquidation of, or realization upon, any of the Collateral.

            Each such notice shall be sent to each other Secured Creditor contemporaneously with the sending of such notice to Obligors if and when sent under the applicable Documents. The failure of any Secured Creditor to give such notice shall not affect the relative lien or security interest priorities or the other privileges of such Secured Creditor as provided in this Agreement or give rise to any liability.

            12. Bailment. With respect to any Collateral in which a security interest may be perfected under the UCC or other relevant law by possession or with respect to which the rights or interests granted to the Junior Creditors may be precluded by or inconsistent with the rights or interests granted to the Senior Lender ("Specified Collateral"), the Senior Lender will act as pledgeholder for the Junior Creditors until the payment in full in cash of the Senior Indebtedness, whereupon possession of or the other rights with respect to any such Specified Collateral remaining shall be immediately transferred to the holder of the Term Loan B

Indebtedness, pursuant to which the Term Loan B Lender will act as pledgeholder for the Junior Creditors until the payment in full in cash of the Term Loan B Indebtedness, whereupon possession of or the other rights with respect to any such Specified Collateral remaining shall be immediately transferred to the Junior Noteholders; and immediately upon such transfer of possession or the other rights the Junior Noteholders shall become the pledgeholder of the Specified Collateral. The Junior Creditors acknowledge and agree that: (a) the Senior Lender does not make any representation or warranty whatsoever as to the nature, extent, description, validity or priority of any Specified Collateral or the security interests in or liens upon any Specified Collateral; (b) while any Specified Collateral is held by the Senior Lender, the Senior Lender shall not have any liability to, and shall be held harmless by, the Junior Creditors, for any losses, damages, claim, or liability of any kind to the extent arising out of the holding of such Specified Collateral, other than losses, damages, claims, or liabilities arising out of the Senior Lender's gross negligence or willful misconduct; (c) the Senior Lender need not act as a pledgeholder for the Junior Creditors with respect to any Collateral in which a security interest may be perfected by means other than possession; (d) the Junior Creditors shall immediately deliver to the Senior Lender any Specified Collateral that is now in or in the future comes into its possession; and (e) the priority of the Secured Creditors' security interests in and liens upon the Specified Collateral shall be governed by the terms of this Agreement. In addition, the Junior Noteholders acknowledge and agree that, while the Specified Collateral is being held by the holder of the Term Loan B Indebtedness as pledgeholder for the Junior Creditors,
(a) the Term Loan B Lender does not make any representation or warranty whatsoever as to the nature, extent, description, validity or priority of any Specified Collateral or the security interests in or liens upon any Specified Collateral; (b) while any Specified Collateral is held by the Term Loan B Lender, the Term Loan B Lender shall not have any liability to, and shall be held harmless by, the Junior Noteholders, for any losses, damages, claim, or liability of any kind to the extent arising out of the holding of such Specified Collateral, other than losses, damages, claims, or liabilities arising out of the Term Loan B Lender's gross negligence or willful misconduct; (c) the Term Loan B Lender need not act as a pledgeholder for the Junior Creditors with respect to any Collateral in which a security interest may be perfected by means other than possession; (d) after the Senior Indebtedness has been Paid in Full, the Junior Noteholder shall immediately deliver to the Term Loan B Lender any Specified Collateral that is now in or in the future comes into its possession; and (e) the priority of the Junior Creditors' security interests in and liens upon the Specified Collateral shall be governed by the terms of this Agreement

            13. Authority of Agents/Trustees. Each Secured Creditor agrees that any assignment or transfer of an interest in any of the Secured Creditors' Indebtedness shall be made expressly subject to the terms and conditions of this Agreement.

            14.   Modification of Documents; Additional Covenants.

                  (a) The Junior Noteholders agree that the Senior Lender and the Term Loan B Lender shall have absolute power and discretion, without notice to the Junior Noteholders, to deal in any manner with the Senior Indebtedness and, for purposes of this Section 14(a), all Term Loan B Indebtedness, including, but not by way of limitation, the power and discretion to do any of the following: (i) any demand for payment of any Senior Indebtedness or Term Loan B Indebtedness may be rescinded in whole or in part, and any Senior

Indebtedness or Term Loan B Indebtedness may be continued, and the Senior Indebtedness, the Term Loan B Indebtedness or the liability of Obligors upon or for any part thereof, or any Collateral or guaranty therefor, or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, modified, accelerated, compromised, waived, surrendered, or released; and (ii) the Senior Documents and the Term Loan B Documents may be amended, modified, supplemented, refinanced, renewed, refunded, extended or terminated, in whole or in part, as the Senior Lender or the Term B Lender, as the case may be, may deem advisable from time to time and (iii) any Collateral may be sold, exchanged, waived, surrendered, or released. The Junior Creditors will remain bound under this Agreement, and the subordination provided for herein shall not be impaired, abridged, released, or otherwise affected notwithstanding any such renewal, extension, modification, acceleration, compromise, amendment, supplement, termination, sale, exchange, waiver, surrender, or release. The Senior Indebtedness shall conclusively be deemed to have been created, contracted, or incurred in reliance upon this Agreement, and all dealings between the Senior Lender on the one hand, and the Obligors, on the other hand, shall be deemed to have been consummated in reliance upon this Agreement.

                  (b) So long as any of the Senior Indebtedness and any Term Loan B Indebtedness shall remain outstanding, the Junior Noteholders will not, without the prior written consent of the Senior Lender (which consent shall not be unreasonably withheld or delayed):

                        (i) (A) except as otherwise expressly permitted in this Agreement, cancel or otherwise discharge any Junior Indebtedness (except upon payment in full thereof to the Junior Noteholders or the Senior Lender as contemplated hereby), or (B) subordinate any Junior Indebtedness to any indebtedness of any Obligor other than the Senior Indebtedness;

                        (ii) sell, assign, pledge, encumber or otherwise dispose of any Junior Indebtedness unless such sale, assignment, pledge, encumbrance or disposition is made expressly subject to this Agreement, provided that (A) such Junior Noteholders provide the Senior Lender with not less than 10 days prior written notice of any such sale, assignment, pledge, encumbrance or disposition and the identity and address and other notice information of the purchaser, assignee, pledgee, transferee or other beneficiary, and (B) such purchaser, assignee, pledgee, transferee or other beneficiary executes and delivers to the Senior Lender an Intercreditor and Subordination Agreement, substantially in the form of this Agreement;

                        (iii) commence, or join with any creditor other than the Senior Lender and the Term Loan B Lender in commencing, any Bankruptcy Case.

            15.   The Junior Noteholders' Waivers. The Junior Noteholders waive:
(a) any and all notice of the creation, modification, renewal, extension, or accrual of any of the Senior Indebtedness and the Term Loan B Indebtedness and notice of or proof of reliance by Senior Lender upon this Agreement; (b) agrees not to assert against the Senior Lender, any rights which a guarantor or surety could exercise, but nothing in this Agreement shall constitute any Junior Noteholder as a guarantor or surety; and (c) prior to the time the Senior Indebtedness is Paid in Full, any right of subrogation, contribution, reimbursement, or indemnity which it may have against any Obligor arising directly or indirectly out of this Agreement.

            16. Binding Effect; Other. This Agreement shall be a continuing agreement, shall be binding upon and shall inure to the benefit of the parties hereto from time to time and their respective successors and assigns, shall be irrevocable, and shall remain in full force and effect until the Senior Indebtedness and the Term Loan B Indebtedness shall have been Paid in Full, and the Senior Documents and the Term Loan B Documents shall have been irrevocably terminated, but shall continue to be effective, or be reinstated, as the case may be, if any payment, or any part thereof, of any amount paid by or on behalf of any Obligor with regard to any Senior Indebtedness or Term Loan B Indebtedness is rescinded or must otherwise be restored or returned upon or as a result of any Bankruptcy Case, or for any other reason, all as though such payments had not been made. Any waiver or amendment hereunder must be evidenced by a signed writing of the party to be bound thereby, and shall only be effective in the specific instance. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. The parties agree that any actions arising out of or in connection with this Agreement shall be tried and litigated in the state and federal courts located in the County of New York, in the State of New York. The headings in this Agreement are for convenience of reference only, and shall not alter or otherwise affect the meaning hereof.

            17. Parties Intended to be Benefited. All of the understandings, covenants, and agreements contained herein are solely for the benefit of the Senior Lender and the Junior Creditors, their respective successors and assigns, and future holders of the Senior Indebtedness and the Junior Indebtedness respectively, and there are no other parties, including any Obligor or any of their creditors, successors, or assigns, which are intended to be benefited, in any way, by this Agreement.

            18. No Limitation Intended. Nothing contained in this Agreement is intended to or shall affect or limit, in any way, the rights that the Senior Lender and the Junior Creditors have with respect to any third parties. The Senior Lender and the Junior Creditors hereby specifically reserve all of their respective rights against the Obligors and all other third parties.

            19. Notice. Whenever it is provided herein that any notice, demand, request, consent, approval, declaration, or other communication shall or may be given to or served upon any of the parties hereto, or whenever any of the parties desires to give or serve upon the other communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration, or other communication shall be in writing and shall be delivered either in person or by registered, or certified United States mail, postage prepaid, by facsimile, or by recognized overnight courier service, addressed as follows:

                  19.1  If to the Senior Lender or the Term Loan B Lender, at:

                        ABLECO FINANCE LLC
                        299 Park Avenue - 23rd Floor
                        New York, New York 10171
                        Attn: Daniel E. Wolf
                        Tel. No. 212-891-2121
                        Fax No. 212-891-1541

                        with a copy to:

                        SCHULTE ROTH & ZABEL LLP
                        919 Third Avenue
                        New York, New York 10022
                        Attn: Eliot L. Relles, Esq.
                        Tel. No 212-756-2000
                        Fax No. 212-593-5955

                  19.2  If to the Junior Noteholders, at:

                        EFG EUROFINANCIAL INVESTMENT COMPANY
                        Vila Les Aigles
                        15 Avenue D'Ostende
                        MC 98000 - Monacco
                        Attn: George Catsiapis
                        Tel. No. 011-377-9315-1111
                        Fax No.: 011-377-9216-7876

                        and

                        C/O TUDOR VENTURES
                        50 Rowes Wharf, 6th Floor
                        Boston, Massachusetts 02110
                        Attn: Bob Forlenza
                        Tel. No. 617-772-4600
                        Fax No.: 617-737-0993

                        with a copy to:

                        BINGHAM MCCUTCHEN LLP
                        150 Federal Street
                        Boston, Massachusetts 02110
                        Attn: Victor J. Paci, Esq.
                        Tel. No. 617-951-8924
                        Fax No.: 617-951-8736

                  19.3  If to the Obligors, at:

                        ENHERENT, CORP.
                        192 Lexington Avenue
                        New York, New York 10016
                        Attn: Lori Stanley, Esq.
                        Tel. No. 212-889-7722
                        Fax No.: 212-889-8636

                        with a copy to:

                        JACKSON WALKER L.L.P.
                        2435 N. Central Expressway, Suite 600
                        Richardson, Texas
                        Attn: David Rex, Esq.
                        Tel No. 972-744-2900
                        Fax No.: 972-744-2909

or at such other address as may be substituted by notice given as herein provided. Giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration or other communication hereunder shall be deemed to have been duly given when received.

            20. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

            21. Complete Agreement. This Agreement constitutes the complete agreement and understanding of each of the Secured Creditors, and supersedes all prior or contemporaneous oral and written negotiations, agreements and understandings, express or implied, with respect to the subject matter hereof.

            22. No Joint Venture. Each of the Secured Creditors acknowledges and confirms that this Agreement shall not create a joint venture, agency or fiduciary relationship.

            23. Counterparts. This Agreement may be executed in any number of counterparts, and by the parties each in separate counterparts, each of which shall be an original, but all of which shall together constitute one and the same Agreement.

            24. Waiver of Jury Trial. THE SENIOR LENDER AND THE JUNIOR CREDITORS HEREBY EXPRESSLY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE SENIOR LENDER AND THE JUNIOR CREDITORS WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED BY THEM IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE. THE SENIOR LENDER AND THE JUNIOR CREDITORS HEREBY AGREE AND CONSENT THAT ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT JURY, AND THAT ANY OF THEM MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT TO THE WAIVER OF RIGHT TO TRIAL BY JURY.

            25. Specific Performance. Each of the parties agrees and acknowledges that in the event of any breach of this Agreement, the non-breaching party would be irrevocably harmed and would not be made whole by monetary damages. It is accordingly agreed that the parties hereto shall and do hereby waive the defense in any action for specific performance that a remedy at law would be adequate and that the parties hereto, in addition to any other remedy to which they made be entitled at law or in equity, shall be entitled to compel specific performance of this Agreement in any action instituted in the Supreme Court of the State of New York or the United States District Court of the Southern District of New York, or, in the event such courts shall not have jurisdiction of such action, in any court of the United States or any state thereof having subject matter jurisdiction of such actions.

            26.   Legend; Further Assurances.

                  (a) The Junior Creditors and each Obligor will cause each Junior Document and the Term Loan B Documents evidencing or guaranteeing Junior Indebtedness and any other instrument or agreement hereafter evidencing or guaranteeing any Junior Indebtedness to be indorsed with substantially the following legend:

            "The indebtedness evidenced by this instrument is subordinated to the prior payment in full of the Senior Indebtedness (as defined in the Intercreditor and Subordination Agreement hereinafter referred
            to) pursuant to, and to the extent provided in, the Intercreditor and Subordination Agreement, dated as of April 1, 2005 by and between Ableco Finance LLC and EFG Eurofinancial Investment Company, Tudor BVI Global Portfolio Ltd., Raptor Global Portfolio Ltd., and Tudor Arbitrage Partners L.P., as acknowledged by enherent Corp. "

                  (b) The Junior Creditors and the Obligors will (i) mark their books or accounts or take such other action as shall be effective to give reasonable notice of the effect of this Agreement and (ii) in the case of any Junior Indebtedness which is not evidenced by any instrument, upon Senior Lender's request, cause such Junior Indebtedness to be evidenced by an appropriate instrument or instruments indorsed with the above legend. In addition, the Junior Creditors and the Obligors further agree to include in any Junior Document or Term Loan B Document which does not contain the legend set forth in clause (a) above a statement acknowledging that the rights and remedies of the applicable Junior Creditor under such Junior Document or Term B Loan Document are, pursuant to this Agreement, subordinated to the rights and remedies of the Senior Lender until such time as the Senior Indebtedness is Paid in Full. The Junior Creditors and Obligors will, at its expense and at any time and from time to time, promptly execute and deliver all further instruments and other documents, and take all further action, that may be necessary or, in the opinion of the Senior Lender, desirable, or that the Senior Lender may request, in order to protect any right or interest granted or purported to be granted hereby or to enable the Senior Lender to exercise and enforce their rights and remedies hereunder.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first herein above set forth.

                                         ABLECO FINANCE LLC,
                                         as Senior Lender and Term Loan B Lender

                                         By /s/ Dan Wolf
                                            ------------------------------------
                                         Name: Dan Wolf
                                         Title: Senior Vice President

                                         EFG EUROFINANCIAL INVESTMENT COMPANY,
                                         as a Junior Noteholder

                                         By /s/ George S. Catsiapis
                                            ------------------------------------
                                         Name: George S. Catsiapis
                                         Title: Managing Director

                                         TUDOR BVI GLOBAL PORTFOLIO LTD., as a
                                         Junior Noteholder

                                         By /s/ [Signature Illegible]
                                            ------------------------------------
                                         Name: _________________________________
                                         Title: ________________________________

                                         RAPTOR GLOBAL PORTFOLIO LTD.,
                                         as a Junior Noteholder

                                         By /s/ [Signature Illegible]
                                            ------------------------------------
                                         Name: _________________________________
                                         Title: ________________________________

                                         TUDOR ARBITRAGE PARTNERS L.P.
                                         as a Junior Noteholder

                                         By /s/ [Signature Illegible]
                                            ------------------------------------
                                         Name: _________________________________
                                         Title: ________________________________

            Each of the undersigned hereby acknowledges and agrees to the foregoing terms and provisions. By its signature below, the undersigned agrees that it will, together with its successors and assigns, be bound by the provisions hereof.

            The undersigned agrees that any Secured Creditor holding Collateral does so as bailee (under the UCC) for each other Secured Creditors which has a lien on such Collateral and is hereby authorized to and may turn over to such other Secured Creditors upon request therefor any such Collateral, after all obligations and indebtedness of the undersigned to the bailee Secured Creditors have been fully paid and performed.

            Each of undersigned acknowledges and agrees that: (i) although it may sign this Intercreditor and Subordination Agreement it is not a party hereto and does not and will not receive any right, benefit, priority or interest under or because of the existence of the foregoing Intercreditor and Subordination Agreement, and (ii) it will execute and deliver such additional documents and take such additional action as may be necessary or desirable in the reasonable opinion of any of the Secured Creditors to effectuate the provisions and purposes of the foregoing Intercreditor and Subordination Agreement.

ENHERENT CORP.

By /s/ Pamela Fredette
   ---------------------------
Name: Pamela Fredette
Title: President and CEO